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                                                                    Exhibit 21.1

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
       Name of subsidiary                    Place of incorporation              Percent Owned
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
Las Vegas Reservation Systems, Inc.*            Nevada, USA                        100.0%

Professional Travel Services, Inc.*             Nevada, USA                        100.0%

Travelscape.com, Inc.*                          Delaware, USA                      100.0%

Travelscape.com, Inc.                           Nevada, USA                        100.0%

Expedia Canada Corp.                            Ottawa, Canada                     100.0%

Expedia France s.a.s.                           Paris, France                      100.0%

Expedia s.a.                                    Brussels, Belgium                  100.0%

Expedia.com GmbH                                Munich, Germany                    100.0%

Expedia.com Limited                             London, United Kingdom             100.0%

* wholly owned by Travelscape.com, Inc., a Delaware corporation